Exhibit 99.1

FOR IMMEDIATE RELEASE

GSE SYSTEMS APPOINTS EMMETT A. PEPE AS CHIEF FINANCIAL OFFICER

Sykesville, MD – July 5, 2016 – GSE Systems, Inc. ("GSE" or "the Company") (NYSE MKT: GVP), the world leader in real-time high-fidelity simulation systems and training solutions to the power and process industries, today announced the appointment of Emmett A. Pepe as Chief Financial Officer, effective July 1, 2016.  Mr. Pepe brings to GSE 30 years of experience in finance management, with strong leadership skills and expertise in financial reporting, international accounting operations, systems integration, internal controls and process improvements, across a variety of business sectors with a focus on the software and telecommunications industries.    He will succeed Jeff Hough, who will be pursuing other interests, after a successful transition of the Company's systems and controls to Mr. Pepe.
Mr. Pepe joins GSE from MicroStrategy, Inc., a company focused on business intelligence, big data, and mobile identity solutions, where he served as the Senior Vice President Finance and Worldwide Controller overseeing financial activities for the company including accounting, financial reporting, tax and treasury.  Prior to MicroStrategy, Inc., Mr. Pepe held the position of Vice President Accounting and Corporate Controller at BroadSoft, Inc., a software and services company that enables telecommunications service providers to deliver hosted, cloud-based unified communications to their enterprise customers, where he was responsible for overall global accounting, SEC reporting, tax, treasury, human resources and facilities.  Mr. Pepe was part of the executive management team that took the company public in 2010.  Prior to BroadSoft, Inc., he held senior finance management positions with various companies including Software AG, webMethods, Inc., British Telecom Inc., Concert Communications Company and MCI Communications Corporation.
Mr. Pepe earned his BS in Accounting from Penn State University, is a licensed Certified Public Accountant (CPA) in Virginia, and is a member of American Institute of CPAs and the Virginia Society of CPAs.
Chris Sorrells, GSE's Interim Chief Operating Officer, said, "Emmett is a high-energy, seasoned professional with modern finance and accounting operations skills.  His financial skillset, technical know-how, and hands on approach to management make Emmett the ideal leader to optimize GSE's finance function and energize staff as we pursue new growth initiatives."

Mr. Pepe commented, "I am thrilled to be joining GSE at this exciting time in its history, and look forward to working closely with GSE's leadership to support the continuing growth and evolution of the Company."

ABOUT GSE SYSTEMS, INC.
GSE Systems, Inc. is a world leader in real-time high-fidelity simulation, providing a wide range of simulation, training and engineering solutions to the power and process industries. Its comprehensive and modular solutions help customers achieve performance excellence in design, training and operations.  GSE's products and services are tailored to meet specific client requirements such as scope, budget and timeline. The Company has over four decades of experience, more than 1,100 installations, and hundreds of customers in over 50 countries spanning the globe. GSE Systems is headquartered in Sykesville (Baltimore), Maryland, with offices in St. Marys, Georgia; Huntsville, Alabama; Chennai, India; Nyköping, Sweden; Stockton-on-Tees, UK; and Beijing, China. Information about GSE Systems is available at www.gses.com.

FORWARD LOOKING STATEMENTS
We make statements in this press release that are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements reflect our current expectations concerning future events and results. We use words such as "expect," "intend," "believe," "may," "will," "should," "could," "anticipate," and similar expressions to identify forward-looking statements, but their absence does not mean a statement is not forward-looking. These statements are not guarantees of our future performance and are subject to risks, uncertainties, and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties, and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections. We do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Company Contact	The Equity Group Inc.
Chris Sorrells	Devin Sullivan
Interim Chief Operating Officer	Senior Vice President
GSE Systems, Inc.	(212) 836-9608
(410) 970-7802	dsullivan@equityny.com

Kalle Ahl, CFA
Senior Associate
(212) 836-9614
kahl@equityny.com